                                                                       Exhibit 2


                              TERMINATION AGREEMENT


           THIS TERMINATION AGREEMENT (this"Agreement") is entered into as of October 4, 2000, by and between NBT Bancorp Inc., a Delaware corporation, ("NBT") and BSB Bancorp, Inc., a Delaware corporation ("BSB") (NBT and BSB together referred to herein as the"Parties").

           WHEREAS, BSB and NBT entered into a Confidentiality Agreement, dated as of March 16, 2000 (the"Confidentiality Agreement");

           WHEREAS, NBT and BSB entered into an Agreement and Plan of Merger, dated as of April 19, 2000 and amended as of May 17, 2000 (the"Merger Agreement");

           WHEREAS, in connection with the Merger Agreement, BSB and NBT entered into the BSB Bancorp, Inc. Stock Option Agreement, dated as of April 19, 2000 (the "BSB Stock Option Agreement");

           WHEREAS, in connection with the Merger Agreement, NBT and BSB entered into the NBT Bancorp Inc. Stock Option Agreement, dated as of April 19, 2000 (the "NBT Stock Option Agreement");

           WHEREAS, the boards of directors of NBT and BSB have determined that the Merger Agreement and the transactions contemplated thereby are no longer in the best interests of the Parties;

           NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1.       Termination of Agreements.
         -------------------------

         a) Pursuant to Section 7.01(a) of the Merger Agreement, the Merger Agreement is hereby terminated, and forthwith shall be void and of no further force or effect. No provision of the Merger Agreement shall survive such termination, including, without limitation, Sections 5.06, 5.07, 5.08, 5.11,
7.02 and Article VIII of the Merger Agreement, notwithstanding any provision of the Merger Agreement to the contrary.

           b) Each of the BSB Stock Option Agreement and the NBT Stock Option Agreement is hereby terminated, and shall be void and of no further force or effect.
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2.       Confidentiality Agreement.
         -------------------------

         The Confidentiality Agreement shall remain in effect for 18 months from the date of this Agreement.

3.       Employees.
         ---------

         Except with the prior written consent of the other party, no Party shall knowingly employ any person who is now employed by the other Party for a period of 18 months from the date of this Agreement.

4.       Mutual Release.
         --------------

         Except for the provisions of this Agreement and the Confidentiality Agreement, BSB and its affiliates on the one hand, and NBT and its affiliates on the other, hereby remise, release and forever discharge the other and its affiliates, directors, officers, employees, agents and representatives and their heirs, executors, beneficiaries, administrators, successors and assigns from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, contracts, controversies, agreements, liabilities, promises, damages, judgments, claims or demands of whatsoever kind or nature, in law or in equity relating to any statements, acts or omissions by such other Party and its agents (whether actual or apparent), employees, representatives and affiliates, whether in their individual or representative capacities, which either BSB and NBT or their respective affiliates may have against the other for actions taken or events occurring in connection with the negotiation, execution and termination of the Merger Agreement, the BSB Stock Option Agreement and the NBT Stock Option Agreement and the transactions contemplated thereby.

5.       Representations and Warranties of the Parties. Each of BSB and NBT
         ---------------------------------------------
hereby makes the following representations and warranties to the other Party, each of which is being relied upon by the other Party as a material inducement to enter into and perform this Agreement:

         a) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of such Party; and

         b) This Agreement has been duly and validly executed and delivered by such Party and it constitutes the valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

6.       Mutual Non-Disparagement.
         ------------------------

         a) BSB. Subsequent to entering into this Agreement, each of BSB and
            ---
its affiliates shall not make to any regulator, customer, supplier, or employee of NBT or its affiliates, or to NBT stockholders, or to the general public, any statement that disparages NBT or its affiliates or any of their respective officers, directors, shareholders, employees and affiliates, except if such statement is required by law or legal process.

         b) NBT. Subsequent to entering into this Agreement, each of NBT and
            ---
its affiliates shall not make to any regulator, customer, supplier, or employee of BSB or its affiliates, or to BSB stockholders, or to the general public, any statement that disparages BSB or its affiliates or any of their respective officers, directors, shareholders, employees and affiliates, except if such statement is required by law or legal process.

7.       Expenses.
         --------

         The Parties will share equally the expenses listed on Schedule A attached hereto.

8.       Press Releases; Regulatory Contacts.
         -----------------------------------

         Promptly following the execution of this Agreement, NBT and BSB each will issue a press release announcing the termination of the Merger Agreement and the transactions contemplated thereby, provided that each Party will have the opportunity to review the other Party's press release prior to issuance.

         Legal counsel for NBT and BSB jointly will contact the Department of Justice and the Office of the Comptroller of the Currency to inform these agencies of the termination of the Merger Agreement. Furthermore, NBT and BSB shall cooperate with each other and take the necessary steps to terminate the agreement reached with the Department of Justice on August 15, 2000 with regard to the divestiture of BSB's Norwich branch office.

9.       Miscellaneous.
         -------------

         a) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments, or understandings with respect to such matters; and

         b) This Agreement may be signed in counterparts, none of which need contain the signature of all the Parties and each of which shall be deemed to be an original.

         c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                                     * * * *

                            [Signature page follows]

           IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first above written.


                                         BSB BANCORP, INC.


                                         By: /s/   Thomas L. Thorn
                                              ----------------------------------
                                         Name:     Thomas L. Thorn
                                         Title:    Acting President and Chief
                                                   Executive  Officer




                                         NBT BANCORP INC.


                                         By:   /s/ Daryl R. Forsythe
                                               ---------------------------------
                                         Name:     Daryl R. Forsythe
                                         Title:    President and Chief Executive
                                                   Officer

                                  Schedule A
                                  ----------

           Promptly after entry into this Termination Agreement, NBT and BSB will commence working together in good faith and as expeditiously as is reasonably practicable to identify and liquidate the costs and expenses described in the next paragraph. From time to time during the next 30 days NBT and BSB will update this Schedule A in good faith to more accurately enumerate
                         ----------
and describe these costs and expenses.

           The costs and expenses referred to in the previous paragraph are those actual costs and expenses payable to third party vendors reasonably incurred or committed to by or on behalf of either NBT or BSB (or the affiliates of either) in connection with the transactions contemplated by the Merger Agreement, or to settle obligations reasonably entered into in such connection, either (a) to integrate the operations and systems of NBT and BSB, or (b) to provide for the information system needs of the combined NBT and BSB (against which shall be netted the expenses reasonably attributable to products or services that may be used productively to benefit the party that incurred those expenses), or (c) the SEC and OCC filing fees.